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                                                                EXHIBIT 16(C)


        Merrill Lynch Developing Capital Markets Fund, Inc. - Class C
                             10/21/94 - 06/30/95


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                                                   Since             Since
                                                 Inception         Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------


Initial Investment                               $1,000.00         $1,000.00

Divided by Net Asset Value                           16.71             16.71
                                                 ---------         ---------
Equals Shares Purchased                             59.844            59.844

Plus Shares Acquired through
  Dividend Reinvestment                              4.476             4.476
                                                 ---------         ---------
Equals Shares Held at 06/30/95                      64.320            64.320

Multiplied by Net Asset Value at 06/30/95            13.22             13.22
                                                 ---------         ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                  850.32            850.32

Less deferred sales charge                           (7.86)             0.00
                                                 ---------         ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 06/30/95                842.46            842.46
                                                 ---------         ---------
Divided by $1,000 (P)                               0.8425            0.8503

Subtract 1                                         -0.1575           -0.1497


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         -15.75%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                               -14.97%
                                                                   =========

ERV divided by P                                    0.8425

Raise to the power of                               1.4484

Equals                                              0.7801

Subtract 1                                         -0.2199

Expressed as a percentage equals the
  Average Annualized Total Return                   -21.99%
                                                 =========


* Does not include sales charge for the period.


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